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                                                                   EXHIBIT 10.13



                        INDEPENDENT CONTRACTOR AGREEMENT

         This Independent Contractor Agreement ("Agreement") is made effective as of this 1st day of August, 2003, by and between VERDISYS, INC., a California corporation ("Verdisys") and TERRONNE PETROLEUM CORPORATION ("Contractor").

             1. Services Compensation.

                  (a) Commencement of Services. Verdisys agrees to contract for the Services of Contractor (as defined below), and Contractor agrees to provide the Services to Verdisys on the terms and conditions set forth in this Agreement. Contractor agrees to devote such time as Contractor deems necessary to carry out the Services contemplated hereunder. In the performance of the Services contemplated herein, Contractor is acting as an independent contractor with the authority to control and direct the performance of' the details of the Services, Verdisys being interested only in the results obtained. However, the Services contemplated herein must meet the approval of Verdisys and shall be subject to its general right of inspection and supervision to secure the satisfactory completion thereof.

                  (b) Description of Services. Contractor shall perform oil field management services for Verdisys, Inc. on all of Verdisys' oil and natural gas fields located in Monroe, Louisiana (the "Services").

                  (c) Compensation. Contractor will be paid Fourteen Thousand Dollars ($14,000.00) per month for its performance of the Services. Contractor shall invoice Verdisys monthly for services provided during the preceding month. Verdisys shall pay Contractor net thirty (30) days from the date of receipt of each invoice.

                  (d) Expense Reimbursement: Contractor will not be reimbursed for expenses incurred by Contractor on behalf of Verdisys, unless Contractor receives prior written consent from an officer of Verdisys. The expense reimbursement must be supported by documents and/or receipts.

                  (e) Performance of Services. Contractor hereby represents that:

                           (i) the Services performed by Contractor shall be in conformity with all applicable laws, codes, and/or ordinances;

                           (ii) Contractor shall supply all tools, equipment and/or materials necessary to perform the Services; and

                           (iii) Contractor has workers compensation insurance for all individuals providing the Services on behalf of Contractor or that Contractor is exempt from the requirements of workers compensation insurance. Contractor agrees to provide certificates evidencing such issuance or such exception upon the request of the Verdisys.

             2. Term and Termination. Performance of the services shall commence August 1, 2003 and continue month to month. Contractor's engagement as an


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         independent contractor shall be "at will." This means that Contractor or Verdisys, without notice, may terminate this Agreement for any reason or no reason at all, provided that the reason is not otherwise in violation of the law.

             3. Trade Secrets. Contractor shall not at any time disclose, or himself use, other than in the performance of his duties under this Agreement, any confidential information, trade secrets or property of Verdisys and/or affiliates of Verdisys whether or not acquired or conceived by Contractor. Contractor hereby acknowledges that such confidential information, trade secrets and property are secret, confidential and unique; that they constitute the exclusive trade secrets and property of Verdisys and/or affiliates of Verdisys; that such trade secrets and property will be made known to Contractor in confidence in connection with the performance of the Services to be provided by Contractor hereunder; and that any use of such trade secrets or property by Contractor other than for the sole and exclusive benefit of Verdisys and/or affiliates of Verdisys would be wrongful and would cause irreparable harm to Verdisys and/or affiliates of Verdisys. The provisions of this paragraph shall survive the termination of this Agreement.

             4. Indemnification. Contractor hereby agrees to indemnify, defend and hold Verdisys harmless for any damage, injury or other loss, to either property or person, resulting from Contractor's performance of the Services required hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

             5. Relationship of Parties. The parties confirm their intent that Contractor's Services are retained only for the purposes and to the extent set forth in this Agreement. Contractor's relationship with Verdisys shall be and remain that of an independent contractor and not that of an employee. Verdisys is interested only in the results to be achieved, and the conduct, control, and management of the Services to be provided will lie solely with Contractor. Contractor is not to be considered an agent or employee of Verdisys for any purpose, and any employees of Contractor are not to be entitled to any of the benefits that Verdisys provides for its employees. It is further understood that Contractor is free to perform Services for others while under contract with Verdisys. Contractor shall not represent or hold itself out to be an employee of Verdisys. Contractor does not possess the authority to bind Verdisys in any agreements without the express prior written consent of Verdisys.

             6. General Provisions.

                  (a) Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be personally delivered, delivered by overnight courier or sent by registered or certified mail, return receipt requested and postage prepaid; to the following addresses (or to such other addresses as a party may give to the other by notice from time to time):

If to Verdisys:                                If to Contractor:

Verdisys, Inc.                                 TerrOnne Petroleum Corporation
201 Tipperary Lane                             2225 Liberty Street
Alameda, CA 94502                              Monroe, LA 71201
Attention: Andrew Wilson, CFO                  Attention: Don Pilgreen


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Personally delivered notices shall be effective upon delivery. Notices by mail shall be effective as of the earlier of the date of actual receipt or 72 hours after the date of mailing in the manner described above.

                  (b) Attorneys' Fees. In the event of the bringing of any action or suit by either party hereto against the other party hereunder alleging a breach of any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party shall recover all costs and expenses of suit, including reasonable attorneys' fees and fees of expert witnesses.

                  (c) Assignment. Contractor's rights and obligations under this Agreement may "not be assigned or transferred without the prior written consent of Verdisys, which consent may be withheld for any reason.

                  (d) Waiver. Either party's failure to enforce any provision of this Agreement, shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

                  (e) Withholding. Contractor agrees to assume full responsibility for payment of all sums required for Social Security, self employment withholding taxes and for any other federal, state or local tax or charge which may now be in effect or hereafter enacted or required as a charge on the compensation received by Contractor under this Agreement. No part of Contractor's compensation will be subject to withholding by Verdisys for the payment of any social security, federal, state or any other employee payroll taxes. Verdisys will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law.

                  (f) Entire Agreement. This Agreement contains the entire agreement between tile parties hereto with respect to the subject matter hereof, and no change, modification, alteration or extension of this Agreement shall be valid except when it is made in writing and duly signed by both of the parties hereto. This Agreement supersedes any and all previous arrangements and Agreements, written or oral, express or implied, if any, which may have been entered in to by and between the parties hereto with respect to the subject matter of this Agreement and any and all such previous arrangements and agreements, if any, are hereby cancelled and terminated in all respects.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of Texas.

                  (h) Venue. In the event of any litigation hereunder, any such action shall he brought in a state or federal court of competent jurisdiction located in ____________ County, Texas.


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                  (i) Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.

                  (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable.

                  (k) Headings. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not part of this Agreement.

                  (l) Construction. Whenever the context of this Agreement requires the same, the singular shall include the plural and the masculine shall include the feminine. This Agreement. shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the day on which Verdisys or Contractor is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                        "Verdisys"
                                        Verdisys, Inc., a California corporation


                                        By:
                                           -------------------------------------
                                           Dan Williams, CEO



                                        "Contractor"

                                        TerrOnne Petroleum Corporation


                                        By:
                                           -------------------------------------
                                           Don Pilgreen, President